
As Filed Electronically with the Securities and Exchange Commission on March 31,
1998 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 25049

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SPEEDWAY MOTORSPORTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
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


        DELAWARE                                                51-0363307
(State or Other Jurisdiction                                  (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)



                       U.S. HIGHWAY 29 NORTH, P.O. BOX 600
                             CONCORD, NORTH CAROLINA
                    (Address of Principal Executive Offices)
                                   28026-0600
                                   (Zip Code)

              SPEEDWAY MOTORSPORTS, INC. FORMULA STOCK OPTION PLAN
                            (Full Title of the Plan)

                               MR. O. BRUTON SMITH
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           SPEEDWAY MOTORSPORTS, INC.
                              U.S. HIGHWAY 29 NORTH
                                  P.O. BOX 600
                       CONCORD, NORTH CAROLINA 28026-0600
                                 (704) 455-3239
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                   COPIES TO:

                               PETER J. SHEA, ESQ.
                      PARKER, POE, ADAMS & BERNSTEIN L.L.P.
                              2500 CHARLOTTE PLAZA
                         CHARLOTTE, NORTH CAROLINA 28244
                            TELEPHONE (704) 372-9000


                         CALCULATION OF REGISTRATION FEE
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



       Title of                                                                  Proposed
      Securities                 Amount             Proposed Maximum             Maximum                  Amount
         to be                    to be               Offering Price            Aggregate                   of
      Registered               Registered               Per Share            Offering Price          Registration Fee
--------------------           ----------          ------------------      -----------------         ----------------
Common Stock,
par value $0.01 per             800,000            $26.75(1)              $21,400,000(1)              $6,485.00
share



     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on March 30, 1998, which prices were $27.25 and 26.25, respectively.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities and Exchange Commission (the "Commission"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

         The following documents of Speedway Motorsports, Inc. (the "Company") have been filed with the Commission and are hereby incorporated in this Registration Statement by reference:

    (i) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997 (File No. 1-13582); and


    (ii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

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Item 4.      Description of Securities
             Not Applicable

Item 5.      Interests of Named Experts and Counsel
             Not Applicable

Item 6.      Indemnification of Officers and Directors

         The Company's Bylaws effectively provide that the Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, the Company's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

         Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any actions, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         The Company maintains insurance against liabilities under the Act for the benefit of its officers and directors.

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Item 7.       Exemption from Registration Claimed
              Not Applicable

Item 8.       Exhibits

Exhibit
Number              Description

4.1 Speedway Motorsports, Inc. Formula Stock Option Plan, as amended (the "Plan") (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K of the Company for the year ended December 31, 1995).

4.2 Form of Formula Stock Option Agreement and Grant Pursuant to the Plan (included as an exhibit to the Plan).

5.1 Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of the securities registered.

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in
            Exhibit 5.1 to this Registration Statement).

24. Power of Attorney (included on the signature page to this Registration Statement).

Item 9.     Undertakings

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post- effective amendment to the Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the
                 Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration State- ment or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statementrelating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                         [Signatures begin on next page]

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of North Carolina, on March 31, 1998.

                           SPEEDWAY MOTORSPORTS, INC.


                                     By: /s/ William R. Brooks
                                         ---------------------------------------
                                             William R. Brooks, Vice President,
                                             Treasurer, Chief Financial Officer
                                             and Director

         We, the undersigned directors and officers of Speedway Motorsports, Inc., do hereby constitute and appoint Mr. William R. Brooks our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable Speedway Motorsports, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                     Title                                        Date
         ---------                                     -----                                        ----

/s/O. Bruton Smith
-------------------------------------         Chief Executive Officer(principal
   O. Bruton Smith executive                  officer) and Chairman                            March 31, 1998






/s/ H.A. Wheeler                              President, Chief Operating Officer               March 31, 1998
-------------------------------------         and Director
     H. A. Wheeler




                                                                                                March 31, 1998
 /s/William R. Brooks                         Vice President, Treasurer, Chief
 -----------------------------------          Financial Officer (principal financial
    William R. Brooks                         and accounting officer) and Director


/s/ Edwin R. Clark                            Executive Vice President and Director             March 31, 1998
 ------------------------------------
    Edwin R. Clark



 /s/ Mark M. Gambill
-------------------------------------         Director                                          March 31, 1998
     Mark M. Gambill



 /s/ William P. Benton                        Director                                          March 31, 1998
 ------------------------------------
     William P. Benton

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION


4.1 Speedway Motorsports, Inc. Formula Stock Option Plan, as amended (the "Plan") (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K of the Company for the year ended December 31,
         1995).

4.2 Formula Stock Option Agreement and Grant Pursuant to the Plan (included as an exhibit to the Plan).

5.1 Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of the securities registered.

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit
         5.1 to this Registration Statement).

24 Power of Attorney (included on the signature page to this Registration Statement).